GUGGENHEIM CREDIT ALLOCATION FUND
COMMON SHARES (PAR VALUE $0.01 PER SHARE)
FIRST AMENDMENT
TO
CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT

February 1, 2021

THIS FIRST AMENDMENT (this “Amendment”) to the Sales Agreement (defined below) is entered into on and as of February 1, 2021, by and among Guggenheim Credit Allocation Fund, a statutory trust organized under the laws of the State of Delaware (the “Fund”), Guggenheim Funds Investment Advisors, LLC, a Delaware limited liability company (the “Adviser”) and Cantor Fitzgerald & Co. (“CF&Co”, and together with the Fund and Adviser, the “Parties”).  Capitalized terms used and not defined in this Amendment have the meanings ascribed thereto in the Sales Agreement.
WHEREAS, the Parties entered into that certain Controlled Equity OfferingSM Sales Agreement, dated September 10, 2019 (the “Sales Agreement”), with respect to the issuance and sale of up to 2,700,000 shares of the Fund’s common shares of beneficial interest, par value $0.01 per share, in at-the-market public offerings through the Agent; and
WHEREAS, the Parties desire to amend the Sales Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:
1. The first sentence of Section 1 of the Sales Agreement is hereby amended and replaced in its entirety with the following:
The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may sell through CF&Co, acting as agent and/or principal, the Fund’s common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), having an aggregate initial offering price of up to $62,469,689 (the “Placement Shares”), as the Fund and CF&Co shall mutually agree from time to time.
2. The first sentence of Section 7(n) of the Sales Agreement is hereby amended by replacing the reference to “Skadden, Arps, Slate, Meagher & Flom LLP” with “Dechert LLP”.
3. Section 12 of the Sales Agreement is hereby amended and replaced in its entirety with the following:
Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to CF&Co, shall be delivered to:

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
Attention: Sameer Vasudev, Managing Director
Facsimile: (212) 308-3730
and
Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022
Attention: General Counsel
Facsimile: (212) 829-4708
with a copy (which shall not constitute notice) to:
Hunton Andrews Kurth LLP
200 Park Avenue
New York, New York, 10166
Attention: Richard Kronthal and Phil Haines
and if sent to the Fund, shall be delivered to:
Guggenheim Credit Allocation Fund
c/o Guggenheim Funds Investment Advisors, LLC
227 West Monroe Street
Chicago, Illinois, 60606
Attention: Amy J. Lee, Chief Legal Officer
with a copy (which shall not constitute notice) to:

Dechert LLP
1900 K Street, N.W.
Washington, DC 20006
Attention: Julien Bourgeois
and if sent to the Adviser, shall be delivered to:

Guggenheim Funds Investment Advisors, LLC
227 West Monroe Street
Chicago, Illinois, 60606
Attention: Amy J. Lee, Senior Managing Director.
4. The second sentence of Section 17 of the Sales Agreement is hereby amended and restated in its entirety with the following:
THE FUND HAS APPOINTED DECHERT LLP, WASHINGTON, DC, AS ITS AUTHORIZED AGENT (THE “AUTHORIZED AGENT”) UPON

WHOM PROCESS MAY BE SERVED IN ANY SUCH ACTION ARISING OUT OF OR BASED ON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHICH MAY BE INSTITUTED IN ANY NEW YORK COURT BY CF&CO OR BY ANY PERSON WHO CONTROLS CF&CO, EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN RESPECT OF ANY SUCH ACTION, AND WAIVES ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO.
5. Each of the Fund and the Adviser represent to CF&Co that it has duly authorized, executed and delivered this Amendment.
6. Except as modified and amended in this Amendment, the Sales Agreement shall remain in full force and effect.
7. This Amendment shall be governed by and construed in accordance with the law governing the Sales Agreement.
8. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

Very truly yours,

GUGGENHEIM CREDIT ALLOCATION FUND
By: _______________________________ Name: Brian E. Binder Title: President and Chief Executive Officer

GUGGENHEIM FUNDS INVESTMENT ADVISORS, LLC
By: _______________________________ Name: Brian E. Binder Title: President and Chief Executive Officer

Signature Page to First Amendment to Controlled Equity OfferingSM Sales Agreement (GGM)

ACCEPTED, as of the date first-above written:

CANTOR FITZGERALD & CO.
By: _______________________________ Name: Sameer Vasudev Title: Managing Director

Signature Page to First Amendment to Controlled Equity OfferingSM Sales Agreement (GGM)